Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of GoIP Global, Inc. of our report dated June 4, 2020, relating to the audited balance sheets of GoIP Global, Inc. as of December 31, 2019 and 2018, and the related statements of operations, changes in stockholders’ deficit and cash flows, and the related notes for the years then ended.

/s/ Accell Audit & Compliance, P.A.
Tampa, Florida
August 7, 2020